Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
REGULAR SECOND QUARTER DIVIDEND OF $0.42 PER SHARE AND
ANNOUNCES MARCH 31, 2008 FINANCIAL RESULTS

SECOND QUARTER DIVIDEND DECLARED

New York, NY – May 8, 2008 – Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a second quarter dividend of $0.42 per share, payable on June 30, 2008 to stockholders of record as of June 16, 2008.

March 31, 2008 FINANCIAL RESULTS

Ares Capital also announced financial results for its first quarter ended March 31, 2008.

HIGHLIGHTS

Financial

•                  GAAP Net income:

•                  $9.2 million or $0.13 per share (basic) and $0.12 per share (diluted)

•                  Core EPS(1):

•                  $0.36 per share (basic) and $0.35 per share (diluted)

•                  Net investment income:

•                  $26.0 million or $0.36 per share (basic) and $0.35 per share (diluted)

•                  Net realized and unrealized gains/losses:

•                  $(16.8) million or $(0.23) per share (basic and diluted)

•                  Total fair value of investments at March 31, 2008 of $1.9 billion

•                  Net assets per share at March 31, 2008 of $15.17

•                  Stockholders’ equity at March 31, 2008 of $1.1 billion

•                  Declared 1st Quarter 2008 regular dividend of $0.42 per share

Portfolio Activity

•                  Gross investments made during period:

•                  $304.1 million

•                  Exits/repayments of investments during period:

•                  $131.9 million

•                  Average total assets for the period:

•                  $1.9 billion

•                  Number of portfolio company investments as of March 31, 2008: 82

•                  Weighted average yield of debt and income producing equity securities as of March 31, 2008: 11.24%(2)

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above under the heading “GAAP Net Income”.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total income producing securities and debt at fair value included in such securities.

OPERATING RESULTS

For the quarter ended March 31, 2008, Ares Capital reported net income of $9.2 million or $0.13 per share (basic) and $0.12 per share (diluted). Net investment income for the first quarter was $26.0 million or $0.36 per share (basic) and $0.35 per share (diluted) and net realized and unrealized losses were $(16.8) million or $(0.23) per share (basic and diluted).

As of March 31, 2008, total assets were $1.9 billion, stockholders’ equity was $1.1 billion and net asset value per share was $15.17.

In the first quarter of 2008, Ares Capital made $304.1 million in new commitments across 13 portfolio companies (5 new borrowers and 8 existing borrowers). Eight separate private equity sponsors were represented in these new transactions.  In total, as of March 31, 2008, 57 separate private equity sponsors are represented in the Ares Capital portfolio.  Also, during the quarter, we made 5 investments in non-sponsored transactions. Of the $304.1 million in new commitments made during the quarter, approximately 24% were made in first lien senior secured debt, 59% in second lien senior secured debt, 12% in senior subordinated debt and 5% in equity/other securities. Of these investments, 20% were floating rate.  During the first quarter, significant new commitments included:

•                  $95.0 million in second lien senior term debt in an acute care hospital operator;

•                  $66.5 million in first lien senior term debt, revolver commitment and equity in a provider of enterprise resource planning solutions for post-secondary educational institutions;

•                  $52.1 million in second lien senior term debt and equity in a provider of specialized engineering, scientific and technical services primarily to U.S. government agencies;

•                  $38.0 million in second lien senior term debt and revolver and equity in an airport-based retail operator; and

•                  $15.0 million in delayed senior subordinated debt in a cargo transportation provider.

The fair value of Ares Capital’s investments at March 31, 2008 was $1.9 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 60% in senior secured debt securities (36% in first lien and 24% in second lien assets), 23% in senior subordinated debt securities, and 17% in equity/other securities.  As of March 31, 2008, the weighted average yield of debt and income producing equity securities was 11.24%(3) and 44% of the Company’s assets were in floating rate debt securities.

As of May 6, 2008, we had made $2.6 million of investments (including agreements to fund revolving credit facilities or delayed draw loans) since March 31, 2008. Of these investments, approximately 81% were made in senior subordinated debt and 19% in equity/other securities. Of these investments, none bear interest at floating rates and 81% bear interest at fixed rates with a weighted average stated rate of 16.0%. As of May 6, 2008, we exited $23.0 million of investments since March 31, 2008. Of these investments, all were first lien senior secured debt securities. Of these investments, 99% bear interest at floating rates with a weighted average stated rate of LIBOR plus 4.8% and 1% bear interest at fixed rates with a weighted average stated rate of 11.8%.

In addition, as of May 6, 2008, we had an investment backlog and pipeline of $213.8 million and $269.3 million, respectively. We expect to syndicate a portion of these investments and commitments to third parties. The consummation of any of the investments in this backlog and pipeline depends upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. We cannot assure you that we will make any of these investments or that we will syndicate any portion of such investments and commitments.

“Our consistently stated objective has been to preserve capital while seeking superior risk adjusted returns through business and credit cycles. We believe our first quarter results reflect the continued effectiveness of this strategy, particularly in a difficult market environment.   Our portfolio is defensively positioned, with a weighting towards senior debt investments in high free cash flow companies in non-cyclical industries.   The credit performance of our portfolio has remained solid, with only one investment losing less than 0.5% of total portfolio principal since inception and currently only two loans, representing less than 1% of portfolio value on non-accrual.  From this solid foundation, we are in a good position to aggressively pursue the attractive opportunities available in the current market and to rotate our portfolio toward higher total risk adjusted returns,” said Michael Arougheti, President of the Company.

“We are pleased with and encouraged by the support shown by our shareholders in our recently completed equity offering and believe our investment strategy, balance sheet and infrastructure will allow us to take advantage of the current dislocation in the debt capital markets and to continue our disciplined pursuit of attractive risk adjusted returns,” added Arougheti.

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total income producing securities and debt at fair value included in such securities.

PORTFOLIO QUALITY

Ares Capital Management LLC, our investment adviser, employs an investment rating system (Grades 1 to 4) to categorize our investments. Grade 4 is for those investments that involve the least amount of risk in the portfolio (i.e. the portfolio company is performing above expectations and the trends and risk factors are generally favorable). Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the portfolio company is performing as expected and the risk factors are neutral to favorable). Grade 2 is for those investments where a portfolio company is performing below expectations and indicates that the risk has increased materially since origination. Grade 1 is for those investments that are not anticipated to be repaid in full. Our investment advisor employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as general outlook. As of March 31, 2008, the weighted average grade of the investments in Ares Capital’s portfolio was 3.0, and $20.7 million aggregate principal amount of investments were on non-accrual status, representing 1% of the total portfolio value.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2008, Ares Capital had $865.6 million in total debt outstanding.  Subject to leverage restrictions, the Company had approximately $308.4 million available for additional borrowings under these credit facilities as of March 31, 2008.

On April 28, 2008, we completed a transferable rights offering, issuing 24,228,030 shares at a subscription price of $11.0016 per share, less dealer manager fees of $0.22 per share. Net proceeds from the initial subscription phase, after deducting the dealer managers’ fees and estimated offering expenses, were approximately $260 million. Ares Investments, an affiliate of the Investment Adviser, purchased 1,643,215 shares in the rights offering, bringing its total shares owned to 2,859,882 shares of common stock representing approximately 2.9% of the total shares outstanding as of April 28, 2008.

DIVIDEND

For the three months ended March 31, 2008, Ares Capital declared a dividend on February 28, 2008 of $0.42 per share for a total of $30.5 million.  The record date was March 17, 2008 and the dividend was distributed on March 31, 2008.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Thursday, May 8, 2008, at 10:00 a.m. (ET) to discuss its first quarter 2008 financial results. PLEASE VISIT OUR WEBCAST PAGE LOCATED IN THE STOCK INFORMATION SECTION OF THE INVESTOR RESOURCES PORTION OF OUR WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast page located in the Stock Information section of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (800) 860-2442 approximately 5-10 minutes prior to the call. International callers should dial (412) 858-4600.  All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through May 23, 2008 by calling (877) 344-7529. International callers please dial (412) 317-0088. For all replays, please reference conference passcode #418698. An archived replay will also be available on a webcast page located in the Stock Information section of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company. Ares Capital Corporation has elected to be regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events on our future performance or financial condition.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-

looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Rick Davis
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(dollar amounts in thousands, except per share data)

	As of
	March 31, 2008 (unaudited)	December 31, 2007
ASSETS
Investments at fair value (amortized cost of $1,973,112 and $1,795,621, respectively)
Non-controlled/non-affiliate investments	$1,275,286	$1,167,200
Non-controlled affiliate company investments	456,718	430,371
Controlled affiliate company investments	202,298	176,631
Total investments at fair value	1,934,302	1,774,202
Cash and cash equivalents	25,054	21,142
Receivable for open trades	975	1,343
Interest receivable	27,247	23,730
Other assets	8,784	8,988
Total assets	$1,996,362	$1,829,405
LIABILITIES
Debt	$865,643	$681,528
Payable for open trades	971	—
Accounts payable and accrued expenses	5,905	5,516
Management and incentive fees payable	13,580	13,041
Interest and facility fees payable	4,152	4,769
Total liabilities	$890,251	$704,854
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 200,000,000 and 100,000,000 common shares authorized, respectively, 72,924,790 and 72,684,090 common shares issued and outstanding, respectively	73	73
Capital in excess of par value	1,139,521	1,136,599
Accumulated undistributed net investment income	4,120	7,005
Accumulated net realized gain on sale of investments	—	1,471
Net unrealized loss on investments and foreign currencies	(37,603)	(20,597)
Total stockholders’ equity	1,106,111	1,124,551
Total liabilities and stockholders’ equity	$1,996,362	$1,829,405
NET ASSETS PER SHARE	$15.17	$15.47

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31, 2008 (unaudited)	March 31, 2007 (unaudited)
INVESTMENT INCOME:
From non-controlled/non-affiliate company investments:
Interest from investments	$34,919	$29,976
Capital structuring service fees	2,725	4,285
Interest from cash & cash equivalents	548	821
Dividend income	496	375
Other income	825	152
Total investment income from non-controlled/non-affiliate company investments	39,513	35,609

From non-controlled affiliate company investments:
Interest from investments	8,546	3,487
Capital structuring service fees	1,095	38
Dividend income	48	—
Other income	241	228
Total investment income from non-controlled affiliate company investments	9,930	3,753

From controlled affiliate company investments:
Interest from investments	2,422	353
Capital structuring service fees	100	—
Other income	242	—
Total investment income from controlled affiliate company investments	2,764	353

Total investment income	52,207	39,715

EXPENSES:
Interest and credit facility fees	9,923	8,549
Base management fees	7,087	5,089
Incentive management fees	6,493	4,755
Professional fees	1,218	966
Insurance	277	265
Administrative	535	210
Depreciation	102	101
Directors fees	74	65
Other	847	761
Total expenses	26,556	20,761

NET INVESTMENT INCOME BEFORE INCOME TAXES	25,651	18,954

Income tax expense (benefit), including excise tax	(322)	10

NET INVESTMENT INCOME	25,973	18,944

REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCIES:
Net realized gains (losses):
Non-controlled/non-affiliate company investments	207	269
Non-controlled affiliate company investments	—	—
Controlled affiliate company investment	—	90
Foreign currency transactions	(8)	—
Net realized gains	199	359

Net unrealized gains (losses):
Non-controlled/non-affiliate company investments	(18,604)	(2,092)
Non-controlled affiliate company investments	(10,742)	6,378
Controlled affiliate company investments	12,333	1,078
Foreign currency transactions	7	—
Net unrealized gains (losses)	(17,006)	4,286

Net realized and unrealized gains (losses) from investments and foreign currencies	(16,807)	4,645

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$9,166	$23,589

BASIC EARNINGS PER COMMON SHARE	$0.13	$0.44

DILUTED EARNINGS PER COMMON SHARE	$0.12	$0.44

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC	72,684,090	53,178,927

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - DILUTED	74,547,785	53,178,927

SCHEDULE 1

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended March 31, 2008 and March 31, 2007 is provided below.

	For the three months ended
	March 31, 2008	March 31, 2007
Basic Core EPS(1)	$0.36	$0.36
Realized and unrealized gains (losses), net	(0.23)	0.08
Incentive fees attributed to realized gains (losses)	—	—
Income tax expense related to realized gains	—	—
Basic GAAP EPS	$0.13	$0.44

	For the three months ended
	March 31, 2008	March 31, 2007
Diluted Core EPS(1)	$0.35	$0.36
Realized and unrealized gains (losses), net	(0.23)	0.08
Incentive fees attributed to realized gains (losses)	—	—
Income tax expense related to realized gains	—	—
Diluted GAAP EPS	$0.12	$0.44

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.